EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Section 906 Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of EchoStar Communications Corporation (the “Company”), hereby certifies that to the best of his knowledge the Company’s Amendment No. 1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 5, 2005

Name:	/s/ Charles W. Ergen

Title:	Chairman of the Board of Directors and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.